SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2001

Excel Publishing, Inc.

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(Exact name of registrant as specified in its charter)

Nevada	333-51918	87-0653761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2250 West Center Street, Springville, UT 84663

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (801) 489-0222

(Former name or former address, if changed since last report.)

ITEM 1. Changes in Control of Registrant.

On October 8, 2001, the current director, Anthony B. Ramon appointed Steven L. White to the board of directors and then resigned as an officer and director. Mr. Steven L. White is now the sole director and officer of the Company. Sparrow, Inc., an entity owned and controlled by Mr. White, purchased 8,000,000 shares of the Company's common stock from Mr. Ramon in exchange for $55,000. The stock purchase agreement and payment contract provides that $20,000 was payable at the date of signing the agreement and $5,000 each month thereafter for seven months. Mr. Steven L. White now controls 70% of the Company.

ITEM 5. Other Events.

On October 8, 2001, the Company entered into a License Agreement with Excel Publishers, Inc., a Utah corporation. Excel Publishers, Inc. is owned and controlled by Anthony B. Ramon, our former director and executive officer. The Agreement provides Excel Publishers, Inc. a license to write, market and distribute the Sector Fund Wealth Builder newsletter for an initial period of six months. The license fee is $10,000 payable upon signing the Agreement. The license requires Excel Publishers, Inc. to pay the Company a royalty of ten percent (10%) of the total monthly revenues from subscription sales. The license is renewable upon the mutual agreement of both parties.

ITEM 7. Exhibits.

SEC Reference Number	Description	Location
10	Excel Publishing, Inc. License Agreement	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL PUBLISHING, INC.

By: /s/ Steven L. White

Steven L. White

President and CEO

Date: October 19, 2001